Cardiff Oncology to Present New Data from Lead Clinical Program in KRAS-mutated Metastatic Colorectal Cancer on September 8, 2021

SAN DIEGO, August 25, 2021 -- Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage oncology company, developing new precision medicine treatment options for cancer patients in indications with the greatest unmet medical need including KRAS-mutated colorectal cancer, pancreatic cancer, and castrate-resistant prostate cancer, today announced that it will host a virtual KOL event for analysts, investors, and the scientific community on Wednesday, September 8, 2021.

The webinar will include presentation of new data from Cardiff Oncology’s Phase 1b/2 clinical trial evaluating onvansertib in combination with standard-of-care FOLFIRI/bevacizumab in KRAS-mutated mCRC, featuring the clinical trial principal investigator, Heinz-Josef Lenz, M.D., FACP, USC Norris Comprehensive Cancer Center, key clinical advisor Afsaneh Barzi, M.D., Ph.D., City of Hope Comprehensive Cancer Center, and members of the Cardiff Oncology management team. A question & answer session will follow the formal presentations.

Details on the webinar can be found below.

Date:	Wednesday, September 8, 2021
Time:	4:00 – 5:00 PM ET
Webcast Link:	https://media.rampard.com/20210908/

Heinz-Josef Lenz, M.D., FACP, is the associate director for clinical research and co-leader of the gastrointestinal (GI) cancers program at the University of Southern California Norris Comprehensive Cancer Center. Dr. Lenz is professor of medicine and preventive medicine, section head of gastrointestinal oncology in the division of medical oncology and co-director of the Colorectal Center at the Keck School of Medicine of the University of Southern California. Dr. Lenz received his medical degree from Johannes-Gutenberg Universität in Mainz, Germany, in 1985. He completed a residency in hematology and oncology at the University Hospital Tübingen in Germany, a clerkship in oncology at George Washington University in Washington, DC, and a clerkship in hematology at Beth Israel Hospital of Harvard Medical School in Boston, Massachusetts. He served subsequent fellowships in biochemistry and molecular biology at the University of Southern California Norris Comprehensive Cancer Center. An active researcher, Dr. Lenz focuses on topics including the regulation of gene expression involved in drug resistance, patients at high risk of developing colorectal cancer, and determination of carcinogenesis, methods of early detection, and better surveillance of these cancers. He is a member of several professional societies, including the American Association for Cancer Research, the American Gastroenterology Association, and the National Society of Genetic Counselors. He also serves on the National Advisory Board of several professional organizations. Dr. Lenz is the author of numerous peer-reviewed publications and invited papers, reviews, and editorials. He also serves as co-chair of the GI Committee and Correlative Science Committee for SWOG. He is a member of the National Cancer Institute (NCI) Task Force for Gastroesophageal Cancer, the NCI Steering Committee, and the NCI Translational Science Committee.

Afsaneh Barzi, M.D., Ph.D., is a practicing medical oncologist, associate clinical professor for gastrointestinal oncology, and clinical director of AccessHope at City of Hope Comprehensive Cancer Center. Prior to joining City of Hope, Dr. Barzi was an associate professor of clinical medicine at the Keck School of Medicine of the University of Southern California. She earned her M.D. from Tehran University of Medical Sciences, then went on to earn a Master’s in Health Informatics and a Doctorate in Public Health Management and Policy Sciences from the University of Texas Health Science Center in Houston. Dr. Barzi completed a fellowship in hematology and oncology at the Cleveland Clinic’s Taussig Cancer Center. Her research and practice are focused on gastrointestinal malignancies with an emphasis on colorectal cancers. Her unique perspective on patterns of care in patients with colorectal cancer arises from the combination of her expertise in real-world data and her experience with biomarker discovery and the use of biomarkers for personalized care.

About Cardiff Oncology, Inc.
Cardiff Oncology is a clinical-stage oncology company, developing new precision medicine treatment options for cancer patients in indications with the greatest unmet medical need. Our goal is to target tumor vulnerabilities with treatment combinations that overcome disease resistance and improve disease response to standard treatment regimens and to increase overall survival. We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 ("PLK1") inhibitor, in combination with standard-of-care anti-cancer therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to refine assessment of patient response to treatment. We have three clinical programs currently ongoing: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® (bevacizumab) in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in metastatic castrate-resistant prostate cancer (mCRPC); and a Phase 2 trial of onvansertib in combination with nanoliposomal irinotecan, leucovorin and fluorouracil for the second-line treatment of patients with metastatic pancreatic ductal adenocarcinoma (PDAC). A Phase 2 study of onvansertib in combination with decitabine in relapsed or refractory acute myeloid leukemia (AML) completed enrollment in 2020. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2020, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
Chief Operating Officer
858-952-7652
vkelemen@cardiffoncology.com

Investor Contact:
Joyce Allaire
LifeSci Advisors
212-915-2569
jallaire@lifesciadvisors.com

Media Contact:
Amy Jobe, Ph.D.
LifeSci Communications
315-879-8192
ajobe@lifescicomms.com

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